As filed with the Securities and Exchange Commission on February 21, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUTTIG BUILDING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-0334550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Maryville University Drive

Suite 400

St. Louis, Missouri 63141

(314) 216-2600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Huttig Building Products, Inc.

2005 Executive Incentive Compensation Plan

(Third Amendment and Restatement Effective February 21, 2012)

Huttig Building Products, Inc.

2005 Nonemployee Directors’ Restricted Stock Plan

(Second Amendment and Restatement Effective February 21, 2012)

(Full title of the Plans)

Philip W. Keipp

Vice President, Chief Financial Officer and Secretary

Huttig Building Products, Inc.

555 Maryville University Drive

Suite 400

St. Louis, Missouri 63141

(314) 216-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey W. Acre

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(412) 355-6500

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 Par Value
2005 Executive Incentive Compensation Plan (Third Amendment and Restatement Effective February 21, 2012)	2,700,000 shares	$0.81	$2,187,000	$250.63
2005 Nonemployee Directors’ Restricted Stock Plan (Second Amendment and Restatement Effective February 21, 2012)	300,000 shares	$0.81	$ 243,000	$ 27.84
Total	3,000,000 shares		$2,430,000	$278.47

(1)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price for the shares is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sale price for the common stock on February 16, 2012 as reported on the Over the Counter Bulletin Board.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

2005 Executive Incentive Compensation Plan (Third Amendment and Restatement Effective February 21, 2012)

By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 18, 2006, Registration File No. 333-131090, a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 6, 2007, Registration File No. 333-145151, and a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 26, 2010, Registration File No. 333-164518, Huttig Building Products, Inc., a Delaware corporation (the “Company”), previously registered 675,000 shares, 750,000 shares and 2,000,000 shares, respectively, of the Company’s common stock, par value $.01 per share, to be offered and sold under the Company’s 2005 Executive Incentive Compensation Plan (the “Executive Plan”), and the contents of those Registration Statements are incorporated by reference herein. The Company is hereby registering an additional 2,700,000 shares of its common stock, par value $.01 per share, issuable under the Executive Plan, as amended and restated effective February 21, 2012.

2005 Nonemployee Directors’ Restricted Stock Plan (Second Amendment and Restatement Effective February 21, 2012)

By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 18, 2006, Registration File No. 333-131090, and a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 26, 2010, Registration File No. 333-164518, the Company previously registered 75,000 shares and 200,000 shares, respectively, of the Company’s common stock, par value $.01 per share, to be offered and sold under the Company’s 2005 Nonemployee Directors’ Restricted Stock Plan (the “Directors Plan”), and the contents of those Registration Statements are incorporated by reference herein. The Company is hereby registering an additional 300,000 shares of its common stock, par value $.01 per share, issuable under the Directors Plan, as amended and restated effective February 21, 2012.

Item 8. Exhibits.

The following Exhibits are filed as part of this Registration Statement:

	Exhibit Number	Description
+	5.1	Opinion of K&L Gates LLP
+	10.1	2005 Executive Incentive Compensation Plan (Third Amendment and Restatement Effective February 21, 2012)
+	10.2	2005 Non-Employee Directors’ Restricted Stock Plan (Third Amendment and Restatement Effective February 21, 2012)
+	23.1	Consent of KPMG LLP
	23.2	Consent of K&L Gates LLP (included as part of Exhibit 5.1)
	24.1	Power of Attorney (included on signature page).

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on February 21, 2012.

HUTTIG BUILDING PRODUCTS, INC.

By:	/s/ JON P. VRABELY
Name:	Jon P. Vrabely
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Huttig Building Products, Inc., a Delaware corporation, does hereby constitute and appoint Jon P. Vrabely and Philip W. Keipp, or any of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or any one of them, may deem necessary or advisable to enable said Huttig Building Products, Inc. to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JON P. VRABELY Jon P. Vrabely	President, Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2012

/s/ PHILIP W. KEIPP Philip W. Keipp	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 21, 2012

/s/ R. S. EVANS	Chairman of the Board	February 21, 2012
R. S. Evans

/s/ E. THAYER BIGELOW	Director	February 21, 2012
E. Thayer Bigelow

/s/ DONALD L. GLASS	Director	February 21, 2012
Donald L. Glass

/s/ RICHARD S. FORTÉ	Director	February 21, 2012
Richard. S. Forté

/s/ J. KEITH MATHENEY	Director	February 21, 2012
J. Keith Matheney

/s/ DELBERT H. TANNER	Director	February 21, 2012
Delbert H. Tanner

/s/ STEVEN A. WISE	Director	February 21, 2012
Steven A. Wise

EXHIBIT INDEX

	Exhibit Number	Description
+	5.1	Opinion of K&L Gates LLP
+	10.1	2005 Executive Incentive Compensation Plan (Third Amendment and Restatement Effective February 21, 2012)
+	10.2	2005 Non-Employee Directors’ Restricted Stock Plan (Second Amendment and Restatement Effective February 21, 2012)
+	23.1	Consent of KPMG LLP
	23.2	Consent of K&L Gates LLP (included as part of Exhibit 5.1)
	24.1	Power of Attorney (included on signature page).

+	Filed herewith.

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